Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Francie Nagy, Investor Relations (212) 515-4625

GateHouse Media Enters Into Strategic Partnership with Yahoo! Hot Jobs;

Alliance to Bring Recruitment Services to More than 250 Local Newspapers across the U.S.

Fairport, NY. May 23, 2007 - GateHouse Media, Inc. (NYSE: GHS) announced today that it has partnered with Yahoo! HotJobs as part of a larger local media consortium to provide recruitment advertising services to its daily and more than 160 weekly newspapers nationwide. The addition of GateHouse to the consortium of newspapers significantly expands the number of local newspapers that have teamed with Yahoo! to advance this leading recruitment brand, and it brings the first participating weeklies to the network.

“We are very pleased to be partners with Yahoo! HotJobs in what we see as the fast-growing online employment space,” said GateHouse Media CEO Mike Reed. “We feel it is important to bring state-of-the-art technology and a strong brand name to the employers we serve in each of our local markets across the country. This relationship is designed to help us do just that, as well as ensure our consumers have the most comprehensive job selection tools, enabling them to find fulfilling career opportunities in the markets where they work and live.

“We believe this alliance will put GateHouse in a position to significantly enhance online audience and revenue opportunities, and we are excited to get this program rolled out,” Reed added. “We are committed to maximizing our online business and to providing all of our products nationwide with best-of-breed Internet solutions. Yahoo! HotJobs, with its cutting edge recruitment and search technologies, leads the field in this area.”

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 87 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 20 states through hundreds of community publications and local websites. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS.”

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by the Company in its integration efforts, growth in revenues and cash flow, on-line revenues and potential acquisition opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,”

“endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the Company’s limited operating history on a combined basis, the Company’s ability to generate sufficient cash flow to cover required interest, long-term obligations and dividends, the effect of the Company’s indebtedness and long-term obligations on its liquidity, the Company’s ability to effectively manage its growth, unforeseen costs associated with the acquisition of new properties, the Company’s ability to find suitably priced acquisitions, the Company’s ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting the Company’s revenues and operating results, any declines in circulation, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, departure of key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in GateHouse’s SEC reports, including but not limited to its Annual Report on Form 10-K filed with the SEC on March 13, 2007 under Commission File Number 001-33091. When considering forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.